Exhibit 10.3

DIRECTOR AND OFFICER

INDEMNIFICATION AGREEMENT

This Director and Officer Indemnification Agreement, dated as of             , 20     (this “Agreement”), is made by and between Retail Value Inc., an Ohio corporation (the “Company”), and                      (“Indemnitee”).

RECITALS:

A.    In recognition of the need for corporations to be able to induce capable and responsible persons to accept positions in corporate management, Ohio law authorizes (and in some instances requires) corporations to indemnify their directors and officers, and further authorizes corporations to purchase and maintain insurance for the benefit of their directors and officer.

B.    Indemnification by a corporation serves the policies of (1) allowing corporate officials to resist unjustified lawsuits, secure in the knowledge that, if vindicated, the corporation will bear the expense of litigation, (2) encouraging capable women and men to serve as corporate directors and officers, secure in the knowledge that the corporation will absorb the costs of defending their honesty and integrity and (3) authorizing corporations to purchase and maintain insurance for the benefit of their directors and officers.

C.    Ohio law also authorizes a corporation to pay in advance of the final disposition of an action, suit or proceeding the expenses incurred by a director or officer in the defense thereof, and any such right to the advancement of expenses may be made separate and distinct from any right to indemnification and need not be subject to the satisfaction of any standard of conduct or otherwise affected by the merits of any claims against the director or officer.

D.    Legislative and regulatory initiatives have also exposed directors and officers of public companies to a significantly greater risk of criminal proceedings, with attendant defense costs and potential criminal fines and penalties.

E.    Under Ohio law, a director’s and officer’s right to be reimbursed for the costs of defense of criminal actions does not depend upon the merits of the claims asserted against the director or officer and indemnification of the director or officer against criminal fines is permitted if the director or officer satisfies the applicable standard of conduct.

F.    Indemnitee is a director and/or officer of the Company and Indemnitee’s willingness to serve in such capacity is predicated, in substantial part, upon the Company’s willingness to indemnify Indemnitee in accordance with the principles reflected above, to the fullest extent permitted by the laws of the state of Ohio, and upon the other undertakings set forth in this Agreement.

G.    The code of regulations of the Company provides that the Company shall indemnify certain individuals who may be a party to threatened, pending or completed claims by reason of their status as a director and/or officer of the Company and for the prepayment, advancement or reimbursement by the Company of certain expenses incurred in connection with such claims.

H.    Therefore, in recognition of the need to provide Indemnitee with contractual protection against personal liability, in order to procure Indemnitee’s service as a director and/or officer of the Company and to enhance Indemnitee’s ability to serve the Company in an effective manner, and in order to provide such protection pursuant to express contract rights (intended to be enforceable irrespective of, among other things, any amendment to any provisions relating to indemnification included in the Constituent Documents, any change in the composition of the Board, any change-in-control or business combination transaction relating to the Company, or any change in the director’s or officer’s status through retirement or resignation), the Company wishes to provide for the indemnification of and the advancement of Expenses to Indemnitee as set forth in this Agreement and for the continued coverage of Indemnitee under the Company’s directors’ and officers’ liability insurance policies.

I.    In light of the considerations referred to in the preceding recitals, it is the Company’s intention and desire that the provisions of this Agreement be construed liberally, subject to their express terms, to maximize the protections to be provided to Indemnitee hereunder.

AGREEMENT:

NOW, THEREFORE, the parties hereby agree as follows:

1.    Certain Definitions. In addition to terms defined elsewhere herein, including Section 23, the following terms have the following meanings when used in this Agreement:

(a)    “Board” means the Board of Directors of the Company.

(b)    “Change in Control” means the occurrence of any of the following:

(i)     the Board or shareholders of the Company approve a consolidation or merger in which the Company is not the surviving corporation, the sale of substantially all of the assets of the Company, or the liquidation or dissolution of the Company;

(ii)    any person or other entity (other than the Company or a Subsidiary or any Company employee benefit plan (including any trustee of any such plan acting in its capacity as trustee)) purchases any Shares (or securities convertible into Shares) pursuant to a tender or exchange offer without the prior consent of the Board, or becomes the beneficial owner of securities of the Company representing 30% or more of the voting power of the Company’s outstanding securities without the prior consent of the Board; and

(iii)    during any two-year period, individuals who at the beginning of such period constitute the entire Board cease to constitute a majority of the Board, unless the election or the nomination for election of each new director is approved by at least two-thirds of the directors who at the beginning of such period constituted the entire Board (either by a specific vote or by approval of the Company’s proxy statement in which such person is named as a nominee of the Company for director), but excluding for this purpose any person whose initial assumption of office as a director of the Company occurs as a result of either an actual or threatened election contest with respect to the election or removal of directors of the Company or other actual or threatened solicitation of proxies or consents by or on behalf of an individual, corporation, partnership, group, associate or other entity or person other than the Board, shall be, for purposes of this definition, considered as though such person was a member of the Board at the beginning of such period.

(c)    “Claim” means (i) any threatened, asserted, pending or completed claim, demand, action, suit or proceeding of any kind, whether civil, criminal, administrative, arbitrative, investigative or other, and whether made pursuant to federal, state or other law; and (ii) any threatened, pending or completed inquiry or investigation, whether made, instituted or conducted by or at the behest of the Company or any other person, including any federal, state or other court or governmental entity or agency and any committee or other representative of any corporate constituency, that Indemnitee determines might lead to the institution of any such claim, demand, action, suit or proceeding.

(d)    “Constituent Documents” means the Company’s articles of incorporation and code of regulations.

(e)    “Controlled Affiliate” means any corporation, limited liability company, partnership, joint venture, trust or other entity or enterprise, whether or not for profit, that is directly or indirectly controlled by the Company. For purposes of this definition, “control” means the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of an entity or enterprise, whether through the ownership of voting securities, through other voting rights, by contract or otherwise; provided that direct or indirect beneficial ownership of capital stock or other interests in an entity or enterprise entitling the holder to cast 20% or more of the total number of votes generally entitled to be cast in the election of directors (or persons performing comparable functions) of such entity or enterprise will be deemed to constitute “control” for purposes of this definition.

(f)    “Disinterested Director” means a director of the Company who is not and was not a party to the Claim in respect of which indemnification is sought by Indemnitee.

(g)    “ERISA Losses” means any taxes, penalties or other liabilities under the Employee Retirement Income Security Act of 1974, as amended, or Section 4975 of the Internal Revenue Code of 1986, as amended.

(h)    “Exchange Act” means the Securities Exchange Act of 1934, as amended.

(i)    “Expenses” means attorneys’ and experts’ fees and expenses and all other costs and expenses paid or payable in connection with investigating, defending, being a witness in, responding to or participating in (including on appeal), or preparing to investigate, defend, be a witness in, respond to or participate in (including on appeal), any Claim, any federal, state, local or foreign income tax(es) paid or payable by the Indemnitee as a result of the actual or deemed receipt of any payments under this Agreement, and any amounts paid in settlement prior to a final, nonappealable judgment or conviction.

(j)    “Incumbent Directors” means the individuals who, as of the date of this Agreement, are directors of the Company and any individual becoming a director of the Company subsequent to the date hereof whose election, nomination for election by the Company’s shareholders, or appointment was approved by a vote of at least two-thirds of the then Incumbent Directors; provided, however, that an individual will not be an Incumbent Director if such individual’s election or appointment to the Board occurs as a result of an actual or threatened election contest (as described in Rule 14a-12(c) of the Exchange Act) with respect to the election or removal of directors or other actual or threatened solicitation of proxies or consents by or on behalf of a person other than the Board.

(k)    “Indemnifiable Claim” means any Claim based upon, arising out of or resulting from (i) any actual, alleged or suspected act or failure to act by Indemnitee in his or her capacity as a director, officer, employee or agent of the Company or as a director, officer, employee, member, manager, trustee or agent of any other corporation, limited liability company, partnership, joint venture, trust or other entity or enterprise, whether or not for profit (including any employee benefit plan or related trust), as to which Indemnitee is or was serving at the request of the Company as a director, officer, employee, member, manager, trustee or agent, (ii) any actual, alleged or suspected act or failure to act by Indemnitee in respect of any business, transaction, communication, filing, disclosure or other activity of the Company or any other entity or enterprise referred to in clause (i) of this sentence, or (iii) Indemnitee’s status as a current or former director, officer, employee or agent of the Company or as a current or former director, officer, employee, member, manager, trustee or agent of the Company or any other entity or enterprise referred to in clause (i) of this sentence or any actual, alleged or suspected act or failure to act by Indemnitee in connection with any obligation or restriction imposed upon Indemnitee by reason of such status. In addition to any service at the actual request of the Company, for purposes of this Agreement, Indemnitee will be deemed to be serving or to have served at the request of the Company as a director, officer, employee, member, manager, trustee or agent of another entity or enterprise if Indemnitee is or was serving as a director, officer, employee, member, manager, trustee or agent of such entity or enterprise and (i) such entity or enterprise is or at the time of such service was a Controlled Affiliate, (ii) such entity or enterprise is or at the time of such service was an employee benefit plan (or related trust) sponsored or maintained by the Company or a Controlled Affiliate, or (iii) the Company or a Controlled Affiliate directly or indirectly caused or authorized Indemnitee to be nominated, elected, appointed, designated, employed, engaged or selected to serve in such capacity.

(l)    “Indemnifiable Losses” means any and all Losses relating to, arising out of or resulting from any Indemnifiable Claim.

(m)    “Independent Counsel” means a law firm, or a member of a law firm, that is experienced in matters of corporation law and neither presently is, nor in the past five years has been, retained to represent: (i) the Company (or any Subsidiary) or Indemnitee in any matter material to either such party (other than with respect to matters concerning Indemnitee under this Agreement, or of other indemnitees under similar indemnification agreements), or (ii) any other named (or, as to a threatened matter, reasonably likely to be named) party to the Indemnifiable Claim giving rise to a claim for indemnification hereunder. Notwithstanding the foregoing, the term “Independent Counsel” will not include any person who, under the applicable standards of professional conduct then prevailing, would have a conflict of interest in representing either the Company or Indemnitee in an action to determine Indemnitee’s rights under this Agreement.

(n)    “Losses” means any and all Expenses, damages, losses, liabilities, judgments, fines, penalties (whether civil, criminal or other), ERISA Losses and amounts paid in settlement, including all interest, assessments and other charges paid or payable in connection with or in respect of any of the foregoing.

(o)    “Notification Date” means the date of receipt by the Company of written notice from Indemnitee advising the Company of the final disposition of the applicable Indemnifiable Claim or portion thereof to which such Indemnifiable Losses are related, out of which such Indemnifiable Losses arose or from which such Indemnifiable Losses resulted.

(p)    “ORC” means the Ohio Revised Code.

(q)    “Other Indemnity Provisions” means, collectively, (i) the Constituent Documents, (ii) the substantive laws of Ohio, and (iii) any other contract to which both Indemnitee and the Company (or a Subsidiary) are a party.

(r)    “Standard of Conduct Determination” means a determination of whether Indemnitee has satisfied any applicable standard of conduct under Ohio law that is a legally required condition precedent to indemnification of Indemnitee under this Agreement against Indemnifiable Losses relating to, arising out of or resulting from an Indemnifiable Claim.

(s)    “Subsidiary” means an entity in which the Company directly or indirectly beneficially owns 50% or more of the total combined voting power of securities entitled to vote generally in the election of directors.

(t)    “Undertaking” means a sworn request for advancement of Expenses substantially in the form of Exhibit A attached hereto, with the blanks therein appropriately completed and the proper selection made for the bracketed alternatives therein.

2.    Indemnification Obligation. Subject to Section 8, the Company will indemnify, defend and hold harmless Indemnitee, to the fullest extent permitted or required by the laws of the State of Ohio in effect on the date hereof or as such laws may from time to time hereafter be amended to increase the scope of such permitted or required indemnification, against any and all Indemnifiable Claims and Indemnifiable Losses; provided, however, that (a) except for claims as provided in Sections 4 and 22, Indemnitee will not be entitled to indemnification pursuant to this Agreement in connection with any Claim initiated by Indemnitee against the Company or any director or officer of the Company unless the Company has joined in or consented to the initiation of such Claim and (b) no repeal or amendment of any law of the State of Ohio shall in any way diminish or adversely affect the rights of Indemnitee pursuant to this Agreement in respect of any occurrence or matter arising prior to any such repeal or amendment.

3.    Advancement of Expenses Incurred with Respect to Indemnifiable Claims. Indemnitee will have the right to advancement by the Company prior to the final disposition of any Indemnifiable Claim of any and all Expenses relating to, arising out of or resulting from any Indemnifiable Claim paid or incurred by Indemnitee or which Indemnitee determines are reasonably likely to be paid or incurred by Indemnitee. Indemnitee’s right to such advancement is not subject to the satisfaction of any standard of conduct and is not conditioned upon any prior determination that Indemnitee is entitled to indemnification under this Agreement with respect to the Indemnifiable Claim or the absence of any prior determination to the contrary. Without limiting the generality or effect of the foregoing, within five business days after any request by Indemnitee, the Company shall, in accordance with such request (but without duplication), (a) pay such Expenses on behalf of Indemnitee, (b) advance to Indemnitee funds in an amount sufficient to pay such Expenses, or (c) reimburse Indemnitee for such Expenses; provided that Indemnitee shall repay, without interest any amounts actually advanced to Indemnitee that, at the final disposition of the Indemnifiable Claim to which the advance related, were in excess of amounts paid or payable by Indemnitee in respect of Expenses relating to, arising out of or resulting from such Indemnifiable Claim. In connection with any such payment, advancement or reimbursement, if delivery of an undertaking is a legally required condition precedent to such payment, advance, or reimbursement, the Indemnitee shall execute and deliver to the Company an Undertaking, which need not be secured and will be accepted by the Company without reference to Indemnitee’s ability to repay the Expenses. In no event will Indemnitee’s right to the payment, advancement or reimbursement of Expenses pursuant to this Section 3 be conditioned upon any Undertaking that is less favorable to Indemnitee than, or that is in addition to, the Undertaking set forth in Exhibit A.

4.    Indemnification for Additional Expenses. The Company will indemnify and hold harmless Indemnitee against and, if requested by Indemnitee, will reimburse Indemnitee for, or advance to Indemnitee, within five business days of such request, any and all Expenses paid or incurred by Indemnitee or which Indemnitee determines are reasonably likely to be paid or incurred by Indemnitee in connection with any Claim made, instituted or conducted by Indemnitee in each case to the fullest extent permitted or required by the laws of the State of Ohio in effect on the date hereof or as such laws may from time to time hereafter be amended to increase the scope of such permitted or required indemnification, reimbursement or advancement of such Expenses for (a) indemnification or payment, advancement or reimbursement of Expenses by the Company under any provision of this Agreement, or under any other agreement or provision of the Constituent Documents now or hereafter in effect relating to Indemnifiable Claims, and/or (b) recovery under any directors’ and officers’ liability insurance policies maintained by the Company, regardless in each case of whether Indemnitee ultimately is determined to be entitled to such indemnification, reimbursement, advance or insurance recovery, as the case may be; provided, however, that Indemnitee will return, without interest, any such advance of Expenses (or portion thereof) which remains unspent at the final disposition of the Claim (including, if applicable, final payment thereof) to which the advance related.

5.    Contribution. To the fullest extent permissible under applicable law in effect on the date hereof or as such law may from time to time hereafter be amended to increase the scope of such permitted or required indemnification, if the indemnification provided for in this Agreement is unavailable to Indemnitee for any reason whatsoever, the Company, in lieu of indemnifying Indemnitee, shall contribute to the payment of any and all Indemnifiable Claims or Indemnifiable Losses, in such proportion as is fair and reasonable in light of all of the circumstances in order to reflect (a) the relative benefits received by the Company and Indemnitee as a result of the event(s) and/or transaction(s) giving cause to such Indemnifiable Claim or Indemnifiable Loss and/or (b) the relative fault of the Company (and its other directors, officers, employees and agents) and Indemnitee in connection with such event(s) and/or transaction(s); provided that such contribution shall not be required where it is determined, pursuant to a final disposition of such Indemnifiable Claim or Indemnifiable Loss in accordance with Section 8, that Indemnitee is not entitled to indemnification by the Company with respect to such Indemnifiable Claim or Indemnifiable Loss.

6.    Partial Indemnity. If Indemnitee is entitled under any provision of this Agreement to indemnification by the Company for a portion of any Indemnifiable Loss, but not for the total amount thereof, the Company will nevertheless indemnify Indemnitee for the portion thereof to which Indemnitee is entitled.

7.    Procedure for Notification. To obtain indemnification under this Agreement in respect of an Indemnifiable Claim or Indemnifiable Loss, Indemnitee will submit to the Company a written request, including a brief description (based upon information then available to Indemnitee) of such Indemnifiable Claim or Indemnifiable Loss. If, at the time of the receipt of such request, the Company has directors’ and officers’ liability insurance in effect under which coverage for such Indemnifiable Claim or Indemnifiable Loss is potentially available, the Company will give prompt written notice of such Indemnifiable Claim or Indemnifiable

Loss to the applicable insurers in accordance with the procedures set forth in the applicable policies. The Company will provide to Indemnitee a copy of such notice delivered to the applicable insurers, and copies of all subsequent correspondence between the Company and such insurers regarding the Indemnifiable Claim or Indemnifiable Loss, in each case substantially concurrently with the delivery or receipt thereof by the Company. The failure by Indemnitee to timely notify the Company of any Indemnifiable Claim or Indemnifiable Loss will not relieve the Company from any liability hereunder unless, and only to the extent that, the Company did not otherwise learn of such Indemnifiable Claim or Indemnifiable Loss and such failure is the primary cause of forfeiture by the Company of substantial defenses, rights or insurance coverage.

8.    Determination of Right to Indemnification.

(a)    Circumstances in Which No Standard of Conduct Determination is Required. To the extent that an Indemnifiable Claim or any portion thereof, including the defense of any Indemnifiable Claim or any portion thereof or defense of any issue or matter therein, will have been resolved successfully on the merits or otherwise in favor of Indemnitee, including through a dismissal without prejudice, Indemnitee will be indemnified against all Indemnifiable Losses relating to, arising out of or resulting from such Indemnifiable Claim in accordance with Section 2 and no Standard of Conduct Determination will be required. In the event that a matter as to which there has been a dismissal without prejudice is later revived in the same or similar form, that matter will be treated as a new Claim for all purposes of this Agreement.

(b)    Standard of Conduct Determination. To the extent that an Indemnifiable Claim or any portion thereof, including the defense of any Indemnifiable Claim or any portion thereof or defense of any issue or matter therein, will not have been resolved successfully on the merits or otherwise in favor of Indemnitee, including through a dismissal without prejudice, and the provisions of Section 8(a) are thereby inapplicable, any Standard of Conduct Determination will be made as follows: (i) by a majority vote of the Disinterested Directors, even if less than a quorum of the Board, (ii) if a majority of Disinterested Directors so direct, by Independent Counsel, in a written opinion addressed to the Board, a copy of which shall be delivered to Indemnitee or (iii) if there are no such Disinterested Directors, by Independent Counsel, selected by the Indemnitee, subject to the reasonable approval of the Board, in a written opinion addressed to the Board, a copy of which shall be delivered to Indemnitee; provided, however, that in the event that there has been a Change in Control after the date of this Agreement, all Standard of Conduct Determinations thereafter shall be made by Independent Counsel. Indemnitee and the Company will cooperate with the person or persons making such Standard of Conduct Determination, including providing to such person or persons, upon reasonable advance request, any documentation or information which is not privileged or otherwise protected from disclosure and which is reasonably available to Indemnitee and reasonably necessary to such determination. The Company shall indemnify and hold harmless Indemnitee against and, if requested by Indemnitee, shall reimburse Indemnitee for, or advance to Indemnitee, within five business days of such request, any and all costs and expenses (including attorneys’ and experts’ fees and expenses) incurred by Indemnitee in so cooperating with the person or persons making such Standard of Conduct Determination.

(c)    Timing of Standard of Conduct Determination. The Company will use its reasonable efforts to cause any Standard of Conduct Determination required under Section 8(b) to be made as promptly as practicable. If (i) the person or persons empowered or selected under Section 8(b) to make the Standard of Conduct Determination will not have made a determination within 30 days after the later of (A) the Notification Date and (B) the selection of an Independent Counsel, if such determination is to be made by Independent Counsel and (ii) Indemnitee will have fulfilled his/her obligations set forth in the penultimate sentence of Section 8(b), then Indemnitee will be deemed to have satisfied the applicable standard of conduct; provided that such 30-day period may be extended for a reasonable time, not to exceed an additional 30 days, if the person or persons making such Standard of Conduct Determination in good faith requires such additional time for the obtaining or evaluation or documentation and/or information relating thereto.

(d)    Timing of Payment. If (i) Indemnitee will be entitled to indemnification hereunder against any Indemnifiable Losses pursuant to Section 8(a), (ii) no determination of whether Indemnitee has satisfied any applicable standard of conduct under Ohio law is a legally required condition precedent to indemnification of Indemnitee hereunder against any Indemnifiable Losses, or (iii) Indemnitee has been determined or deemed pursuant to Section 8(b) to have satisfied any applicable standard of conduct under Ohio law which is a legally required condition precedent to indemnification of Indemnitee hereunder against any Indemnifiable Losses, then the Company will pay to Indemnitee, within five business days after the later of (x) the Notification Date and (y) the earliest date on which the applicable criterion specified in clause (i), (ii) or (iii) of this Section 8(d) will have been satisfied, an amount equal to the amount of such Indemnifiable Losses.

9.    Presumption of Entitlement.

(a)    In making a determination of whether Indemnitee has been successful on the merits or otherwise in defense of any Indemnifiable Claim or any portion thereof or in defense of any issue or matter therein, the Company acknowledges that a resolution, disposition or outcome short of dismissal or final judgment, including outcomes that permit Indemnitee to avoid expense, delay, embarrassment, injury to reputation, distraction, disruption or uncertainty, may constitute such success. In the event that any Indemnifiable Claim or any portion thereof or issue or matter therein is resolved or disposed of in any manner other than by adverse judgment against Indemnitee (including any resolution or disposition thereof by means of settlement with or without payment of money or other consideration), it shall be presumed that Indemnitee has been successful on the merits or otherwise in defense of such Indemnifiable Claim or portion thereof or issue or matter therein. The Company may overcome such presumption only by its adducing clear and convincing evidence to the contrary.

(b)    In making any Standard of Conduct Determination, the person or persons making such determination shall presume that Indemnitee has satisfied the applicable standard of conduct, and the Company may overcome such presumption only by its adducing clear and convincing evidence to the contrary. Any Standard of Conduct Determination that Indemnitee has satisfied the applicable standard of conduct shall be final and binding in all respects, including with respect to any litigation or other action or proceeding initiated by Indemnitee to enforce his or her rights hereunder. Any Standard of Conduct Determination that is adverse to Indemnitee may be challenged by the Indemnitee in the state or federal courts in Ohio. No determination by the Company (including by its directors or any

Independent Counsel) that Indemnitee has not satisfied any applicable standard of conduct shall be a defense to any Claim by Indemnitee for indemnification or reimbursement or advance payment of Expenses by the Company hereunder or create a presumption that Indemnitee has not met any applicable standard of conduct.

(c)    Without limiting the generality or effect of Section 9(b), (i) to the extent that any Indemnifiable Claim relates to any entity or enterprise (other than the Company) referred to in clause (i) of the first sentence of the definition of “Indemnifiable Claim,” Indemnitee shall be deemed to have satisfied the applicable standard of conduct if Indemnitee acted in good faith and in a manner Indemnitee reasonably believed to be in or not opposed to the interests of such entity or enterprise (or the owners or beneficiaries thereof, including in the case of any employee benefit plan the participants and beneficiaries thereof) and, with respect to any criminal action or proceeding, had no reasonable cause to believe that his or her conduct was unlawful, and (ii) in all cases, any belief of Indemnitee that is based on the records or books of account of the Company, including financial statements, or on information supplied to Indemnitee by the directors or officers of the Company in the course of their duties, or on the advice of legal counsel for the Company, the Board, or any committee of the Board, or on information or records given or reports made to the Company, the Board, or any committee of the Board by an independent certified public accountant or by an appraiser or other expert selected by or on behalf of the Company, the Board, or any committee of the Board shall be deemed to be reasonable.

10.    No Adverse Presumption. For purposes of this Agreement, the termination of any Claim by judgment, order, settlement (whether with or without court approval) or conviction, or upon a plea of nolo contendere or its equivalent, will not create a presumption that Indemnitee did not meet any applicable standard of conduct or that indemnification hereunder is otherwise not permitted.

11.    Non-Exclusivity. The rights of Indemnitee hereunder will be in addition to any other rights Indemnitee may have under any Other Indemnity Provisions; provided, however, that (a) to the extent that Indemnitee otherwise would have any greater right to indemnification under any Other Indemnity Provision, Indemnitee will be deemed to have such greater right hereunder and (b) to the extent that any change is made to any Other Indemnity Provision which permits any greater right to indemnification than that provided under this Agreement as of the date hereof, Indemnitee will be deemed to have such greater right hereunder. The Company will not adopt any amendment to any of the Constituent Documents the effect of which would be to deny, diminish or encumber Indemnitee’s right to indemnification under this Agreement or any Other Indemnity Provision.

12.    Liability Insurance and Funding. For the duration of Indemnitee’s service as a director and/or officer of the Company, and thereafter for so long as Indemnitee will be subject to any pending or possible Indemnifiable Claim, the Company will use commercially reasonable efforts (taking into account the scope and amount of coverage available relative to the cost thereof) to cause to be maintained in effect policies of directors’ and officers’ liability insurance providing coverage for directors and/or officers of the Company that is at least substantially comparable in scope and amount to that provided by the Company’s current policies of directors’ and officers’ liability insurance. The Company will provide Indemnitee with a copy of all directors’ and officers’ liability insurance applications, binders, policies, declarations, endorsements and other related materials, and shall provide Indemnitee with a reasonable opportunity to review and comment on the same. Without limiting the generality or effect of the two immediately preceding sentences, the Company will not discontinue or significantly reduce the scope or amount of coverage from one policy period to the next (i) without the prior approval thereof by a majority vote of the Incumbent Directors, even if less than a quorum, or (ii) if at the time that any such discontinuation or significant reduction in the scope or amount of coverage is proposed there are no Incumbent Directors, without the prior written consent of Indemnitee (which consent will not be unreasonably withheld or delayed). In all policies of directors’ and officers’ liability insurance obtained by the Company, Indemnitee will be named as an insured in such a manner as to provide Indemnitee the same rights and benefits, subject to the same limitations, as are accorded to the Company’s directors and officers most favorably insured by such policy. To the extent requested by Indemnitee, the Board shall consider such request, and if approved by the Board or a duly authorized committee or subcommittee thereof, the Company may at any time and from time to time provide security to Indemnitee for the Company’s obligations under this Agreement through a bank line of credit, funded trust or other collateral. Any such security, once provided to Indemnitee, may not be revoked or released without the prior written consent of the Indemnitee, which consent will not be unreasonably withheld; provided that any such bank line of credit, funded trust or other collateral arrangement may be terminated by the Company (i) if it is subsequently determined that Indemnitee was not entitled to indemnification or advancement of Expenses under this Agreement or (ii) there has been a final disposition of all Indemnifiable Claims and all Indemnifiable Losses under this Agreement.

13.    Subrogation. In the event of payment under this Agreement, the Company will be subrogated to the extent of such payment to all of the related rights of recovery of Indemnitee against other persons or entities (other than Indemnitee’s successors), including any entity or enterprise referred to in clause (i) of the definition of “Indemnifiable Claim.” Indemnitee will execute all papers reasonably required to evidence such rights (all of Indemnitee’s reasonable Expenses, including attorneys’ fees and charges, related to such subrogation to be reimbursed by or, at the option of Indemnitee, advanced by the Company).

14.    No Duplication of Payments. The Company will not be liable under this Agreement to make any payment to Indemnitee in respect of any Indemnifiable Losses to the extent Indemnitee has otherwise actually received and is entitled to retain payment (net of Expenses incurred in connection therewith and any repayment by Indemnitee made with respect thereto) under any insurance policy, the Constituent Documents, Other Indemnity Provisions or otherwise (including from any entity or enterprise referred to in clause (i) of the definition of “Indemnifiable Claim”) in respect of such Indemnifiable Losses otherwise indemnifiable hereunder.

15.    Defense of Claims. The Company will be entitled to participate in the defense of any Indemnifiable Claim or to assume the defense thereof, with counsel reasonably satisfactory to Indemnitee; provided that if Indemnitee believes, after consultation with counsel selected by Indemnitee, that (i) the use of counsel chosen by the Company to represent Indemnitee would present such counsel with an actual or potential conflict, (ii) the named parties in any such Indemnifiable Claim (including any impleaded parties) include both the Company and Indemnitee and Indemnitee will conclude that there may be one or more legal defenses available to Indemnitee that are different from or in addition to those available to the

Company, or (iii) any such representation by such counsel would be precluded under the applicable standards of professional conduct then prevailing, then Indemnitee will be entitled to retain separate counsel (but not more than one law firm plus, if applicable, local counsel in respect of any particular Indemnifiable Claim) at the Company’s expense. The Company will not be liable to Indemnitee under this Agreement for any amounts paid in settlement of any threatened or pending Indemnifiable Claim effected without the Company’s prior written consent. The Company will not, without the prior written consent of Indemnitee, effect any settlement of any threatened or pending Indemnifiable Claim to which Indemnitee is, or could have been, a party unless such settlement (a) solely involves the payment of money, (b) does not include an admission of fault of Indemnitee, (c) does not materially adversely affect the Indemnitee’s defense in any other pending suit or proceeding involving the Company or any of its current or former directors and officers, and (d) includes a complete and unconditional release of Indemnitee from all liability on any claims that are the subject matter of such Indemnifiable Claim. Neither the Company nor Indemnitee will unreasonably withhold its consent to any proposed settlement; provided that Indemnitee may withhold consent to any settlement that does not provide a complete and unconditional release of Indemnitee and provided further that the failure by the Company or the Indemnitee to respond to a proposed settlement for a period of more than ten consecutive business days will constitute unreasonably withholding consent. To the fullest extent permitted by Ohio law, the Company’s assumption of the defense of a Claim pursuant to this Section 15 will constitute an irrevocable acknowledgement by the Company that any Expenses incurred by or for the account of Indemnitee incurred in connection therewith are indemnifiable by the Company under this Agreement.

16.    Successors and Binding Agreement.

(a)    The Company will require any successor (whether direct or indirect, by purchase, merger, consolidation, reorganization or otherwise) to all or substantially all of the business or assets of the Company, by agreement in form and substance satisfactory to Indemnitee and his or her counsel, expressly to assume and agree to perform this Agreement in the same manner and to the same extent the Company would be required to perform if no such succession had taken place. This Agreement will be binding upon and inure to the benefit of the Company and any successor to the Company, including any person acquiring directly or indirectly all or substantially all of the business or assets of the Company whether by purchase, merger, consolidation, reorganization or otherwise (and such successor will thereafter be deemed the “Company” for purposes of this Agreement), but will not otherwise be assignable or delegatable by the Company.

(b)    This Agreement will inure to the benefit of and be enforceable by Indemnitee’s personal or legal representatives, executors, administrators, heirs, distributees, legatees and other successors.

(c)    This Agreement is personal in nature and neither of the parties hereto will, without the consent of the other, assign or delegate this Agreement or any rights or obligations hereunder except as expressly provided in Section 16(a) and Section 16(b). Without limiting the generality or effect of the foregoing, Indemnitee’s right to receive payments hereunder will not be assignable, whether by pledge, creation of a security interest or otherwise, other than by a transfer by Indemnitee’s will or by the laws of descent and distribution, and, in the event of any attempted assignment or transfer contrary to this Section 16(c), the Company will have no liability to pay any amount so attempted to be assigned or transferred.

17.    Notices. For all purposes of this Agreement, all communications, including notices, consents, requests or approvals, required or permitted to be given hereunder will be in writing and will be deemed to have been duly given when hand delivered or dispatched by electronic mail transmission (with receipt thereof confirmed orally or electronically), or five business days after having been mailed by United States registered or certified mail, return receipt requested, postage prepaid or one business day after having been sent for next day delivery by a nationally recognized overnight courier service, addressed to the Company (to the attention of the Secretary of the Company) and to Indemnitee at the applicable address shown on the signature page hereto, or to such other address as any party may have furnished to the other in writing and in accordance herewith, except that notices of changes of address will be effective only upon receipt.

18.    Governing Law and Jurisdiction. The validity, interpretation, construction and performance of this Agreement will be governed by and construed in accordance with the substantive laws of the State of Ohio, without giving effect to the principles of conflict of laws of such State. The Company and Indemnitee each hereby irrevocably consent to the jurisdiction and agree to the venue of the state and federal courts in Ohio for all purposes in connection with any action or proceeding which arises out of or relates to this Agreement and agree that any action instituted under this Agreement will be brought only in the state or federal courts in Ohio.

19.    Validity. If any provision of this Agreement or the application of any provision hereof to any person or circumstance is held invalid, unenforceable or otherwise illegal, the remainder of this Agreement and the application of such provision to any other person or circumstance will not be affected, and the provision so held to be invalid, unenforceable or otherwise illegal will be reformed to the extent, and only to the extent, necessary to make it enforceable, valid or legal. In the event that any court or other adjudicative body will decline to reform any provision of this Agreement held to be invalid, unenforceable or otherwise illegal as contemplated by the immediately preceding sentence, the parties thereto will take all such action as may be necessary or appropriate to replace the provision so held to be invalid, unenforceable or otherwise illegal with one or more alternative provisions that effectuate the purpose and intent of the original provisions of this Agreement as fully as possible without being invalid, unenforceable or otherwise illegal.

20.    Prior Agreements. This Agreement will supersede any and all prior indemnification agreements between the Company and Indemnitee.

21.    Miscellaneous. Except to the extent that a change in Ohio law permits broader indemnification or advancement of expenses than is provided under this Agreement, no provision of this Agreement may be waived, modified or discharged unless such waiver, modification or discharge is agreed to in writing signed by Indemnitee and the Company. No waiver by either party hereto at any time of any breach by the other party hereto or compliance with any condition or provision of this Agreement to be performed by such other party will be deemed a waiver of similar or dissimilar provisions or conditions at the same or at any prior or subsequent time. No agreements or representations, oral or otherwise, expressed or implied with respect to the subject matter hereof have been made by either party that are not set forth expressly in this Agreement. In the event the Company enters into an indemnification agreement with another director or officer of the Company containing a term or terms materially more favorable to the indemnitee than the terms contained herein (as reasonably determined by the Indemnitee), the Indemnitee shall be afforded the benefit of such more favorable term or terms and such more favorable term or terms shall be deemed incorporated by reference herein as if set forth in full herein. Within a reasonable period of time following the execution by the Company of each indemnity agreement with any such other director or officer, (i) the Company shall send a copy of the indemnity agreement to the Indemnitee, and (ii) if requested by the Indemnitee, the Company shall prepare, execute and deliver to the Indemnitee an amendment to this Agreement containing such more favorable term or terms.

22.    Legal Fees and Expenses.

(a)    It is the intent of the Company that Indemnitee not be required to incur legal fees and or other Expenses associated with the interpretation, enforcement or defense of Indemnitee’s rights under this Agreement by litigation or otherwise because the cost and expense thereof would substantially detract from the benefits intended to be extended to Indemnitee hereunder. Accordingly, without limiting the generality or effect of any other provision hereof, if it should appear to Indemnitee that the Company has failed to comply with any of its obligations under this Agreement (including its obligations under Section 3) or in the event that the Company or any other person takes or threatens to take any action to declare this Agreement void or unenforceable, or institutes any litigation or other action or proceeding designed to deny, or to recover from, Indemnitee the benefits provided or intended to be provided to Indemnitee hereunder, the Company irrevocably authorizes Indemnitee from time to time to retain counsel of Indemnitee’s choice, at the expense of the Company as hereafter provided, to advise and represent Indemnitee in connection with any such interpretation, enforcement or defense, including the initiation or defense of any litigation or other legal action, whether by or against the Company or any director, officer, shareholder or other person affiliated with the Company, in any jurisdiction. Notwithstanding any existing or prior attorney-client relationship between the Company and such counsel, the Company irrevocably consents to Indemnitee’s entering into an attorney-client relationship with such counsel, and in that connection the Company and Indemnitee agree that a confidential relationship will exist between Indemnitee and such counsel. Without respect to whether Indemnitee prevails, in whole or in part, in connection with any of the foregoing, the Company will pay and be solely financially responsible for any and all attorneys’ and related fees and expenses incurred by Indemnitee in connection with any of the foregoing to the fullest extent permitted or required by the laws of the State of Ohio in effect on the date hereof or as such laws may from time to time hereafter be amended to increase the scope of such permitted or required payment of such fees and expenses.

(b)    Any amount due to Indemnitee under this Agreement that is not paid by the Company by the date on which it is due will accrue interest at the maximum legal rate under Ohio law from the date on which such amount is due to the date on which such amount is paid to Indemnitee.

23.    Spousal Indemnification. The Company will indemnify the Indemnitee’s spouse to whom the Indemnitee is legally married at any time the Indemnitee is covered under the indemnification provided in this Agreement (even if the Indemnitee did not remain married to him or her during the entire period of coverage) against any claim for the same period where such legal marriage and coverage of the Indemnitee’s indemnification overlap, to the same extent and subject to the same standards, limitations, obligations and conditions under which the Indemnitee is provided indemnification herein, if the Indemnitee’s spouse (or former spouse) becomes involved in a claim solely by reason of his or her status as the Indemnitee’s spouse, including, without limitation, any claim that seeks damages recoverable from marital community property, jointly-owned property or property purported to have been transferred from the Indemnitee to his/her spouse (or former spouse). Subject to the limitations described in this Section 23, the Indemnitee’s spouse or former spouse also may be entitled to advancements to the same extent that the Indemnitee is entitled to advancements herein. The Company may maintain insurance to cover its obligation hereunder with respect to the Indemnitee’s spouse (or former spouse) or set aside assets in a trust or escrow funds for that purpose.

24.    Certain Interpretive Matters. Unless the context of this Agreement otherwise requires, (i) “it” or “its” or words of any gender include each other gender, (ii) words using the singular or plural number also include the plural or singular number, respectively, (iii) the terms “hereof,” “herein,” “hereby” and derivative or similar words refer to this entire Agreement, (iv) the terms “Article,” “Section,” “Annex” or “Exhibit” refer to the specified Article, Section, Annex or Exhibit of or to this Agreement, (v) the terms “include,” “includes” and “including” will be deemed to be followed by the words “without limitation” (whether or not so expressed), (vi) the word “or” is disjunctive but not exclusive, and (vii) descriptive headings of the Sections and subsections of this Agreement are inserted for convenience only and will not control or affect the meaning or construction of any of the provisions of this Agreement. Whenever this Agreement refers to a number of days, such number will refer to calendar days unless business days are specified and whenever action must be taken (including the giving of notice or the delivery of documents) under this Agreement during a certain period of time or by a particular date that ends or occurs on a non-business day, then such period or date will be extended until the immediately following business day. As used herein, “business day” means any day other than Saturday, Sunday or a United States federal holiday.

25.    Counterparts. This Agreement may be executed in multiple counterparts, each of which will be deemed to be an original but all of which together will constitute one and the same agreement.

[Signatures Appear On Following Page]

IN WITNESS WHEREOF, Indemnitee has executed, and the Company has caused its duly authorized representative to execute, this Agreement as of the date first above written.

RETAIL VALUE INC. 3300 Enterprise Parkway
Beachwood, Ohio 44122

By:
Name:
Title:

[INDEMNITEE]
[Address]

[Indemnitee]

EXHIBIT A

UNDERTAKING

This Undertaking is submitted pursuant to the Director and Officer Indemnification Agreement, dated             , 20    , between Retail Value Inc., an Ohio corporation (the “Company”), and the undersigned. Capitalized terms used and not otherwise defined herein have the meanings ascribed to such terms in the Indemnification Agreement.

The undersigned hereby requests [payment], [advancement], [reimbursement] by the Company of Expenses which the undersigned [has incurred] [reasonably expects to incur] in connection with                      (the “Indemnifiable Claim”).

The undersigned hereby undertakes to (a) repay the [payment], [advancement], [reimbursement] of Expenses made by the Company to or on behalf of the undersigned in response to the foregoing request to the extent it is ultimately determined that the undersigned is not entitled to indemnification by the Company under the Indemnification Agreement with respect to the Indemnifiable Claim and (b) return any [payment] or [advancement] of Expenses made by the Company to or on behalf of the undersigned in response to the foregoing request to the extent it is not ultimately used with respect to the Indemnifiable Claim.

IN WITNESS WHEREOF, the undersigned has executed this Undertaking as of this      day of             ,         .

[Indemnitee Name]